                                  EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE


July 23, 2002

Contact:          John Breed
                  Director, Media and Government Relations
                  (713) 209-8835


              COOPER INDUSTRIES REPORTS SECOND-QUARTER EARNINGS OF
                               78 CENTS PER SHARE

         COMPANY TO RESUME PREVIOUSLY APPROVED SHARE REPURCHASE PROGRAM

HOUSTON, TX, July 23, 2002 - Cooper Industries, Ltd. (NYSE:CBE) today reported second-quarter 2002 net income of $73.9 million, or $.78 per share (diluted), compared with net income of $68.0 million, or $.72 per share, for the second quarter of 2001. The Company adopted Statement of Financial Accounting Standards No. 142 on January 1, 2002; accordingly, goodwill has not been amortized since that date. If goodwill had not been amortized in the second quarter of 2001, comparable earnings would have been $.85 per share. Because of Cooper's recent reincorporation in Bermuda, the Company currently expects a 2002 annualized effective tax rate of approximately 24 percent. The effective tax rate utilized for the 2002 second quarter of approximately 17 percent was computed under the required accounting in consideration of this annualized rate. As a result, second quarter 2002 income taxes were reduced by $12.9 million, or $0.13 per share. The actual tax benefit realized from May 22, 2002, the effective date of the reincorporation, to June 30, 2002, was approximately $.05 per share.

         Revenues for the 2002 second quarter were $1.0 billion, compared with $1.07 billion for the second quarter of last year. Operating earnings for the second-quarter 2002 were $106.8 million, compared with $127.0 million for the second quarter of 2001.

         "While our second quarter performance continued to be impacted by very weak end-user markets, we were pleased to see a sequential quarter-over-quarter improvement in overall

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COOPER INDUSTRIES                                                         PAGE 2

order rates," said H. John Riley, Jr., chairman, president and chief executive officer. "We also were pleased to see a significant quarter-over-quarter margin gain in our core Electrical Products businesses. That said, we are continuing our efforts to further reduce costs and appropriately size employment levels until we are convinced that we are seeing a clear upward trend in overall business activity. Cooper's employment levels have been further reduced by more than 1,500 people over the last six months.

         "Our operations continued to generate significant cash during the quarter. Free cash flow for the second-quarter totaled $132 million, driving our debt-to-total capitalization ratio on June 30, 2002, to 39.2 percent, down from
39.8 percent on March 31, 2002. Moreover, if our quarter-end cash balance of $68 million was netted against debt at June 30, this ratio would be 37.9 percent. Total year-to-date 2002 free cash flow of $165 million represents a 122 percent increase compared to $74 million for the same period last year," continued Riley.

         "During the second quarter, we completed a new five-year $300 million debt financing, the proceeds of which were used to significantly reduce the Company's levels of outstanding commercial paper," said Riley. "We believe that our ability to successfully complete this attractively-priced offering within a difficult operating environment for the manufacturing sector reaffirms Cooper's strong operating margins, consistent free cash flows and overall disciplined financial management."

         Earnings per share for the first half of 2002 were $1.30, compared with $1.32 for the same period in 2001. If goodwill had not been amortized in the first half of 2001, comparable earnings would have been $1.58. Net income for the first six months of 2002 was $122.7 million, compared with $124.4 million for the first half of 2001. Revenues for the first six months of 2002 were $1.98 billion, compared with $2.17 billion in the first half of 2001. Operating earnings in the first six months of 2002 were $195.2 million, compared with $238.9 million for the first six months of last year.


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COOPER INDUSTRIES                                                         PAGE 3

                                 SEGMENT RESULTS

Second-quarter 2002 revenues from the ELECTRICAL PRODUCTS segment were $843.3 million, compared with $879.9 million for the same period last year and $819.5 million for the 2002 first quarter. Segment operating earnings for the second-quarter 2002 were $107.9 million, compared with $112.9 million for the 2001 second quarter and $91.8 million for the 2002 first quarter. Second-quarter 2002 operating margins were 12.8 percent, improved from 11.2 percent for the 2002 first quarter.

         Compared with the second quarter of 2001, Cooper's circuit protection, hazardous-duty and European electrical businesses all reported revenue increases. Modest sales declines in the Company's lighting, wiring device and enclosures and support systems businesses reflected sluggish nonresidential construction activity. In addition, lingering market uncertainty negatively impacted sales of power delivery equipment as utilities continue to delay significant capital spending programs.

         Revenues from the Electrical Products segment for the first half of 2002 were $1.66 billion, compared with $1.79 billion for the first six months of last year. Operating earnings for the segment during the first six months of 2002 were $199.7 million, compared with $215.5 million for the first half of last year.

         Second-quarter 2002 revenues from the TOOLS & HARDWARE segment were $157.9 million, compared with $193.1 million for the second quarter of 2001. Operating earnings in this year's second quarter were $4.0 million, compared with $21.5 million for the segment in last year's second quarter. Operating margins were 2.5 percent in the 2002 second quarter, compared with 3.4 percent in the 2002 first quarter.

         Weak demand for hand and power tools in industrial and electronic markets continued through the second quarter. As planned, the Company accelerated its efforts to manage the Tools & Hardware businesses with a heightened focus on cash generation. Consequently, net segment inventory balances have been reduced by $37.5 million, almost 22 percent, since the beginning of 2002.


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COOPER INDUSTRIES                                                        PAGE 4

         Revenues during the first half of 2002 in the Tools & Hardware segment were $313.4 million, compared with $378.2 million during the first half of last year. Operating earnings in the segment during the first six months of 2002 were $9.3 million, compared with $38.4 million for the first half of last year.

                                     OUTLOOK

         "Market conditions have not rebounded as positively as most people had predicted earlier this year and it is now clear that the significant second-half recovery we expected to see in the markets we serve is simply not going to happen," said Riley. "In fact, consensus forecasts now point toward little - if any - recovery in our primary markets in the second half of the year. In light of that, we are now modifying our outlook for annual 2002 earnings to a range of $2.65 to $2.75 per share.

         "Markets being what they are, we will continue to size employment levels and manufacturing capacity to prevailing conditions. Further, we also believe that it is timely to resume our previously approved share buyback program. Using our financial strength and consistently strong free cash flows to acquire Cooper's shares in the current economic environment will provide additional long-term value for our shareholders."

         Cooper Industries, Ltd., with 2001 revenues of $4.2 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, with administrative headquarters in Houston, Texas, Cooper has more than 30,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's earnings outlook, anticipated effective tax rate, cost-reduction programs and share buyback program. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results

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COOPER INDUSTRIES                                                         PAGE 5

include, but are not limited to: 1) competitive pressures and future global economic conditions, including the pace of recovery of the domestic economy, the level of market demand for the Company's products and improvement in electronic and telecommunications sectors; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) changes in the tax laws, tax treaties or tax regulations; 4) the timing and amount of share repurchases by the Company; and
5) the resolution of potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing.

         Further information regarding these and other risk factors is set forth in Cooper's filings with the Securities and Exchange Commission, including Cooper's Annual Report on Form 10-K.

         Cooper also will hold a conference call at 12:00 p.m. (Eastern) today to provide shareholders and other interested parties an overview of the Company's second-quarter financial performance. Those interested in hearing the conference call may listen via telephone by dialing (212) 896-6106, or over the Internet through the Investor Center section of the Company's Internet site. A replay will be available by telephone until 5:00 p.m. EDT on July 29, 2002, and over the Internet through August 5, 2002. The telephone number to access the replay is (800) 633-8284, and the access code number is 20730476.

         Comparisons of 2002 and 2001 second-quarter and year-to-date results appear on the following pages.

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                       CONSOLIDATED RESULTS OF OPERATIONS

                                                         Quarter Ended June 30,
                                                   ---------------------------------
                                                      2002                   2001
                                                   -----------           -----------
                                                    (in millions where applicable)

Revenues                                           $   1,001.2           $   1,073.0

Cost of sales                                            716.6                 744.7
Selling and administrative expenses                      177.8                 186.0
Goodwill amortization                                     --                    15.3
                                                   -----------           -----------
Operating earnings                                       106.8                 127.0

Interest expense                                          17.4                  22.4
                                                   -----------           -----------
       Income Before Income Taxes                         89.4                 104.6
Income taxes                                              15.5                  36.6
                                                   -----------           -----------
       Net Income                                  $      73.9           $      68.0
                                                   ===========           ===========
Net Income Per Common Share:
       Basic                                       $       .79           $       .72
                                                   ===========           ===========
       Diluted(1)                                  $       .78           $       .72
                                                   ===========           ===========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                    93.4 MILLION          93.9 million
         Diluted                                  94.4 MILLION          94.6 million



                             PERCENTAGE OF REVENUES

                                                         Quarter Ended June 30,
                                                      ----------------------------
                                                       2002                  2001
                                                      ------                ------
Revenues                                              100.0%                100.0%
Cost of sales                                          71.6%                 69.4%
Selling and administrative expenses                    17.8%                 17.3%
Operating earnings                                     10.7%                 11.8%
Income Before Income Taxes                              8.9%                  9.7%
Net Income                                              7.4%                  6.3%



(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. Excluding goodwill amortization of $12.7 million, net of tax, diluted income per common share for the quarter ended June 30, 2001 would increase $.13.

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

                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

              ADDITIONAL INFORMATION FOR THE QUARTER ENDED JUNE 30

                               SEGMENT INFORMATION

                                                         Quarter Ended June 30,
                                                        -------------------------
                                                          2002            2001
                                                        ----------     ----------
                                                              (in millions)
Revenues:
   Electrical Products                                  $    843.3     $    879.9
   Tools & Hardware                                          157.9          193.1
                                                        ----------     ----------
       Total                                            $  1,001.2     $  1,073.0
                                                        ==========     ==========

Segment Operating Earnings:(1)
   Electrical Products                                  $    107.9     $    112.9
   Tools & Hardware                                            4.0           21.5
                                                        ----------     ----------
       Total                                            $    111.9     $    134.4

General Corporate expense                                      5.1            7.4
Interest expense                                              17.4           22.4
                                                        ----------     ----------
Income Before Income Taxes                              $     89.4     $    104.6
                                                        ==========     ==========

                                                               Quarter Ended
                                                                  June 30,
                                                            --------------------
                                                             2002          2001
                                                            ------        ------
Return on Sales:
   Electrical Products                                       12.8%         12.8%
   Tools & Hardware                                           2.5%         11.1%
       Total Segments                                        11.2%         12.5%


(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. For the quarter ended June 30, 2001, goodwill amortization for Electrical Products and Tools & Hardware was $13.0 million and $2.3 million, respectively.

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
                       CONSOLIDATED RESULTS OF OPERATIONS


                                                         Six Months Ended June 30,
                                                        ---------------------------
                                                            2002              2001
                                                        -----------     -----------
                                                      (in millions where applicable)
Revenues                                                $   1,976.2     $   2,168.1

Cost of sales                                               1,418.0         1,513.6
Selling and administrative expenses                           363.0           385.5
Goodwill amortization                                          --              30.1
                                                        -----------     -----------
Operating earnings                                            195.2           238.9
Interest expense                                               34.3            47.5
                                                        -----------     -----------
       Income Before Income Taxes                             160.9           191.4
Income taxes                                                   38.2            67.0
                                                        -----------     -----------
       Net Income                                       $     122.7     $     124.4
                                                        ===========     ===========

Net Income Per Common Share:
       Basic                                            $      1.31     $      1.32
                                                        ===========     ===========
       Diluted(1)                                       $      1.30     $      1.32
                                                        ===========     ===========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                         93.6 MILLION    93.9 million
         Diluted                                       94.5 MILLION    94.6 million


                             PERCENTAGE OF REVENUES

                                                       Six Months Ended June 30,
                                                     ----------------------------
                                                      2002                  2001
                                                     ------                ------
Revenues                                             100.0%                100.0%
Cost of sales                                         71.8%                 69.8%
Selling and administrative expenses                   18.4%                 17.8%
Operating earnings                                     9.9%                 11.0%
Income Before Income Taxes                             8.1%                  8.8%
Net Income                                             6.2%                  5.7%



(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. Excluding goodwill amortization of $25.0 million, net of tax, diluted income per common share for the six months ended June 30, 2001 would increase $.26.

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


                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

             ADDITIONAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30

                               SEGMENT INFORMATION

                                                   Six Months Ended June 30,
                                                  --------------------------
                                                     2002            2001
                                                  ----------      ----------
                                                        (in millions)
Revenues:
   Electrical Products                            $  1,662.8      $  1,789.9
   Tools & Hardware                                    313.4           378.2
                                                  ----------      ----------
       Total                                      $  1,976.2      $  2,168.1
                                                  ==========      ==========

Segment Operating Earnings:(1)
   Electrical Products                            $    199.7      $    215.5
   Tools & Hardware                                      9.3            38.4
                                                  ----------      ----------
       Total                                      $    209.0      $    253.9

General Corporate expense                               13.8            15.0
Interest expense                                        34.3            47.5
                                                  ----------      ----------
Income Before Income Taxes                        $    160.9      $    191.4
                                                  ==========      ==========

                                                     Six Months Ended June 30,
                                                     --------------------------
                                                        2002            2001
                                                       ------          ------
Return on Sales:
   Electrical Products                                  12.0%           12.0%
   Tools & Hardware                                      3.0%           10.2%
       Total Segments                                   10.6%           11.7%




(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. For the six months ended June 30, 2001, goodwill amortization for Electrical Products and Tools & Hardware was $25.5 million and $4.6 million, respectively.


                                      # # #

                                        9